Exhibit 10.7
Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by [***], have been separately filed with the Securities and Exchange Commission.
RESEARCH AND LICENCE AGREEMENT
Between
YEDA RESEARCH AND DEVELOPMENT COMPANY LIMITED
a company duly registered under the laws of Israel of
P O Box 95, Rehovot 76100, Israel
(hereinafter, “Yeda”)
and
PROTALIX BIOTHERAPEUTICS LIMITED
a company duly registered under the laws of Israel,
having its principal place of business at 2 Snunit St,
Science Park, POB 455, Carmiel 20100, Israel
(hereinafter, “the Company”)
PREAMBLE:

WHEREAS:	(A)	in the course of research conducted at the Weizmann Institute of Science (“the Institute”), under the supervision of Professor Anthony H. Futerman of the Department of Biological Chemistry, Professor Joel L. Sussman of the Department of Structural Biology and Professor Israel Silman of the Department of Neurobiology (“the Scientists”), the Scientists together with other scientists of the Institute, all of the aforementioned persons, collectively “the Inventors” arrived at an invention entitled [***](“the Invention”), being the subject of and more fully described in PCT patent application number [***] and the other patent applications listed in Appendix A hereto [***](“the Existing Patent Applications”) and created and/or generated the know-

[***]	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the Securities and Exchange Commission.

how and other information relating to the Invention as described in Appendix B hereto (“the Know-How”); and

(B)	the Company is: (i) interested in the performance of further research at the Institute under the supervision of the Scientists in the field of the Invention, as specified in the research program attached hereto, marked Appendix C (“the Research Program” and “the Research”); and (ii) willing, subject to and in accordance with the terms and conditions of this Agreement, to finance the performance of the Research in accordance with the budget attached hereto and marked Appendix D (“the Research Budget”); and

(C)	Yeda is willing, subject to and in accordance with the terms and conditions of this Agreement, to procure the performance of the Research at the Institute as aforesaid; and

(D)	by operation of Israeli law and/or under the terms of employment of the Inventors at the Institute and pursuant to an agreement between the Institute, Yeda and the Inventors, all right, title and interest of the Inventors and/or the Institute in and to the Invention, in any results deriving from the performance of the Research at the Institute and in the Existing Patent Applications vests and shall vest in Yeda; and

(E)	subject to and in accordance with the terms of this Agreement, the Company wishes to receive, and Yeda is willing to grant to the Company, a worldwide exclusive licence in respect of the Licensed Information (as hereinafter defined) and under the Patents (as hereinafter defined), for the development, manufacture, production, and sale of enzymatically active mutants of glococerebrosidase and derivatives therefrom for the treatment of Gaucher disease and/or any other indication (“Products”), all subject to and in accordance with the terms and conditions of this Agreement below; and

(F)	the Company declares that on 12 January 2006 the Magneton Committee (appointed by the General Manager of the Ministry of Industry, Trade and Employment (“MITE”)) approved the application filed by the Company for the receipt of government grants within the framework of the Magneton Program (as hereinafter defined) for the performance of the Research and for research and development activities by the Company in respect of the Products, pursuant to a letter dated 15 January 2006 from the manager of the Magneton Program, a copy of which is annexed hereto as Appendix E (“the Magneton Approval”),
NOW THEREFORE IT IS AGREED BETWEEN THE PARTIES HERETO AS FOLLOWS:
1. PREAMBLE, APPENDICES AND INTERPRETATION
1.1.	The Preamble and Appendices hereto form an integral part of this Agreement.

1.2.	In this Agreement the terms below shall bear the meanings assigned to them below, unless the context shall indicate a contrary intention:

1.2.1.	“Affiliated Entity”	—	shall mean, with respect to any party hereto, any company, corporation, other entity or person (hereinafter, collectively, “entity”), which directly or indirectly, is controlled by, or controls, or is under common control with, such party. For the purposes of this definition, “control” shall mean the ability, directly or indirectly, to direct the activities of the relevant entity (save for an ability flowing solely from the fulfilment of the office of director or another office) and shall include, without limitation, the holding, directly or indirectly, of more than 30% (thirty percent) of the issued share capital or of the voting power of the relevant entity or the holding, directly or indirectly, of a right to appoint more than 30% (thirty percent) of the directors of such entity or of a right to appoint the chief executive officer of such entity;

1.2.2.	“Development Program”	—	shall mean, with respect to any Product or Products, a development program specifying the activities and timetable necessary to develop such Products to commercialisation, including the performance of steps required for obtaining regulatory approvals from all relevant authorities for such Products and/or the sale of such Products ;

1.2.3.	“Exchange Rate”	—	shall mean, with respect to any amount to be calculated, or which is paid or received in a currency other than US Dollars, the average of the selling and buying exchange rates of such currency (in respect of cheques and remittances) and the US Dollar prevailing at Bank Hapoalim B.M. at the end of business on the date of calculation, payment or receipt, as the case may be;

1.2.4.	“First Commercial Sale”	—	shall mean, with respect to any Product in any country, the first commercial sale of such Product in such country after U.S. Food and Drug Administration (“FDA”) New Drug Approval, European Medicines Agency (“EMEA”) or national medicinal agency marketing approval or equivalent approval in such country has been obtained for such Product;

1.2.5.	“Licence”	—	shall mean an exclusive worldwide licence under the Licensed Information and the Patents, for the development, manufacture, production, use, marketing, distribution and sale of the Products, subject to the provisions of clause 7.1 below and the other terms and conditions of this Agreement;

1.2.6.	“Licensed Information”	—	shall mean: (i) the Invention; (ii) the Know-How; and (iii) all and any inventions, products,

materials, compounds, compositions, substances, methods, processes, techniques, know-how, data, information, discoveries and other results of whatsoever nature discovered or occurring in the course of, or arising from, the performance of the Research;

1.2.7.	“Magneton Directive”	—	shall mean Directive 8.6 of the General Manager of MITE dated 22 August 2001 entitled “The Encouragement of Technology Transfer from Academia to Industry – Magneton”

1.2.8.	“Magneton Program”	—	shall mean the program for the encouragement of the transfer of generic technology from academic to commercial bodies administered by MITE, as described in the Magneton Directive;

1.2.9.	“Net Sales”	—	shall mean the total amount invoiced by the Company and the total amount invoiced by each Sublicensee (and, subject to clause 7.4.4.6 below, each Further Sublicensee (as hereinafter defined)) in connection with the sale of Products (for the removal of doubt, whether such sales are made before or after the First Commercial Sale of any Product in any country); provided that, with respect to sales which are not at arms-length and/or are not in the ordinary course of business and/or are not according to then current market conditions for such a sale, the term “Net Sales” shall mean the total amount that would have been due in an arms-length sale made in the ordinary course of business and according to the then current market conditions for such sale or, in the absence of such current market conditions, according to market conditions for sale of products similar to the Products, in all cases after deduction of:

(i)	sales taxes (including value added taxes) or customs duties to the extent applicable to such sale and included in the invoice in respect of such sale;

(ii)	credits or allowances, if any, actually granted on account of price adjustments, recalls, rejections or returns of Products previously sold;

(iii)	freight and insurance charges to the extent such items are applicable to such sale and are separately itemised on invoices; and

(iv)	bad debts (as determined in accordance with relevant GAAP rules) deriving from Net Sales in respect of which royalties were paid by the Company pursuant hereunder;

and provided further that, with respect to sales by the Company and/or a Sublicensee and/or a Further Sublicensee, as applicable, to any Affiliated Entity of the Company or of such Sublicensee or Further Sublicensee, as the case may be, the term, “Net Sales” shall mean the higher of (but for the avoidance of doubt, not both of): (a) “Net Sales”, as defined above, with respect to sales which are not at arms-length and/or in the ordinary course of business and/or according to current market conditions; and (b) the total amount invoiced by such Affiliated Entity on resale to an independent third party purchaser after the deductions specified in subparagraphs (i) and (ii) above, to the extent applicable;

1.2.10.	“OCS”	—	shall mean the Office of the Chief Scientist at MITE;

1.2.11.	“Patents”	—	shall mean: (i) the Existing Patent Applications and all patents which may be granted thereon; and (ii) all other patent applications or applications for certificates of invention covering portions of the Licensed Information and all patents or certificates of invention which may be granted thereon; as well as all continuations, continuations-in-part, patents of addition, divisions, renewals, reissues and extensions (including any patent term extension) of any of the aforegoing patents, but excluding: (a) patents that have been invalidated or cancelled pursuant to the final (i.e., unappealed or unappealable) judgment of a competent court; and (b) patent applications that have been withdrawn or have expired, in each case such exclusion to be effective only from the date of such invalidation, cancellation, withdrawal or expiry, as the case may be.

For the purposes of this Agreement, the term “Patent” shall also mean a Supplementary Protection Certificate (within the meaning of such term under Council Regulation (EU) No. 1768/92) or any other similar statutory or supplementary protection;

1.2.12.	“Research Period”	—	shall mean the [***]period commencing on the date of signature of this Agreement, as may be extended in accordance with clause 2.1 below;

[***]	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the Securities and Exchange Commission.

1.2.13.	“Sublicence” and “Sublicensee”	—	“Sublicence” shall mean any right granted, licence given, or agreement entered into, by the Company (or, but without derogating from clause 7.4.4.6 below, a Sublicensee) to or with any other person or entity, permitting any use of the Licensed Information and/or the Patents (or any part thereof) for the independent development and/or manufacture and/or production and/or marketing and/or distribution and/or sale of Products (whether or not such grant of rights, licence given or agreement entered into is described as a sublicence or as an agreement with respect to the development and/or manufacture and/or production and/or distribution and/or marketing and/or sale of Products or otherwise) and the term “Sublicensee” shall be construed accordingly;

1.2.14.	“Sublicensing Receipts”	—	shall mean consideration, whether monetary or otherwise, received (for the removal of doubt, whether received before or after the First Commercial Sale in any country) by the Company for or from the grant of Sublicences or Further Sublicences and/or pursuant thereto, or in connection with the grant of an option for a Sublicence, except for:

			(i)	amounts received by the Company which constitute royalties based on sales of the Products by Sublicensees in respect of which the Company has paid royalties to Yeda; and

			(ii)	amounts received by the Company from a Sublicensee and actually expended by the Company (as evidenced by invoices, receipts or other appropriate documentation) in respect of Product-related research and/or development activities to be performed by the Company for such Sublicensee after the date of signature of the relevant Sublicence (or, as the case may be, option for a Sublicence), provided that:

(a)	any such amounts constitute research and/or development funding only and not payment for Products nor any other type of grant or benefit,

(b)	such research and/or development activities are performed pursuant to a defined research and development program and research and development budget agreed with the relevant Sublicensee, a copy of which is provided to Yeda; and

(c)	the Company submits to Yeda a written expense report, confirmed by the Company’s independent accountant or chief financial officer, setting out the time and materials utilised, and reasonable overhead costs and other expenses actually incurred by the Company in the conduct of the said research and development activities, which report demonstrates that such amounts have actually been expended by the Company in the conduct of such research and/or development activities in accordance with such work program and budget, it being agreed, for the removal of doubt, that any amounts received by the Company as aforesaid, but not expended as set out above, shall be deemed to be Sublicensing Receipts.

1.2.15.	the terms: “Yeda”, “the Company”, “the Institute”, “the Scientist”, “the Inventors”, “the Invention”, “the Existing Patent Applications”, “the Know-How”, “the Magneton Approval", “the Magneton Directive”, “the Magneton Program”, "MITE”, “the Research Program”, “the Research”, “the Research Budget” and “Products”	—	shall bear the definitions assigned to them respectively in the heading or the preamble hereto, as the case may be.

1.3. In this Agreement:

1.3.1.	words importing the singular shall include the plural and vice-versa and words importing any gender shall include all other genders and references to persons shall include partnerships, corporations and unincorporated associations;

1.3.2.	any reference in this Agreement to the term “patent” shall also include any re-issues, divisions, continuations or extensions thereof (including measures having equivalent effect);

1.3.3.	any reference in this Agreement to the term “patent applications” shall include any provisional patent applications, PCT, national or regional patent applications, applications for continuations, continuations-in-part, divisions, patents of addition or renewals, as well as any other applications or filings for similar statutory protection;

1.3.4.	any reference in this Agreement to the term “sale” shall include the sale, lease, rental or other disposal of any Product with the exception of disposition, without charge, for demonstration and/or testing purposes; and

1.3.5.	“including” and “includes” means including, without limiting the generality of any description preceding such terms.
2. PERFORMANCE OF THE RESEARCH
2.1.	In consideration of the sums to be paid by the Company to Yeda pursuant to clause 3.1 below and, subject to the execution of such payments and to clause 3.2 below, Yeda undertakes, subject to clause 2.2 below, to procure the performance of the Research at the Institute under the supervision of the Scientists during the Research Period. By written agreement of the parties, the Research Period may be extended by such period and upon such terms and conditions as the parties shall so agree.

2.2.	If all of the Scientists shall cease to be available for the supervision of the performance of the Research, such cessation shall not constitute a breach of this Agreement by Yeda. In the event that all of the Scientists shall cease to be available as aforesaid, Yeda shall use its reasonable efforts to find from amongst the scientists of the Institute a replacement scientist or scientists acceptable to the Company (such acceptance to be in writing, and not to be unreasonably withheld), but no undertaking to find such a replacement is given by Yeda. If all of the Scientists cease to be available and no acceptable replacement scientists can be found within 60 (sixty) days of all of the Scientists becoming unavailable as aforesaid, then the Company shall be entitled, by written notice to Yeda, to terminate the Research Period, in which event the Research Period and the performance of Research hereunder shall cease at the end of a further period of 60 (sixty) days from the date of receipt by Yeda of such written notice. In the event of such termination, Yeda shall be released from any obligation to procure the performance of the Research during the period after such termination, and the Company shall be released from any obligation to finance the Research in respect of the period commencing after such termination, but without affecting the Licence and all the other terms and conditions of this Agreement which shall remain in full force and effect (save for those relating to the performance and financing of the Research).

2.3.	It is agreed that if the performance of the Research shall involve the conduct of experiments on and/or using animals, the performance of the Research and the Research Program shall be subject to the Israeli Anti-Cruelty Law, 1994 and to the approval of, and any modifications requested by, the Institutional Animal Care and Use Committee and the Safety Committee of the Institute, in order to ensure compliance with the above law. It is agreed that, in view of the fact that the performance of the Research may involve the conduct of experiments using human material (such as cells, blood, tissue, DNA, RNA, lysates, or body fluids) the performance of the Research and the Research Program shall be subject to the approval of, and any modifications requested by the Safety Committee of the Institute and the Institutional Review Board for Human Experimentation.

2.4.	For the avoidance of doubt, it is agreed that nothing in this Agreement shall constitute a representation or warranty by Yeda, express or implied, that any results will be achieved by the Research or that the Licensed Information or any part thereof or any results achieved by the Research are or will be commercially exploitable or of any other value and Yeda furthermore makes no warranties and representations, express or implied, whatsoever as to the Research, any results of the Research, the Patents or the Licensed Information.
3. FUNDING THE RESEARCH
3.1.	Subject only to clause 3.2 below, the Company undertakes to pay to Yeda the total amount (in US Dollars) of the Research Budget (being [***]per year for each year of the Research Period) in [***] equal [***] instalments, payable in advance at the beginning of each [***] period during the Research Period, the first such payment to be made on the date [***] following the signature of this Agreement. An invoice in respect of an instalment paid as aforesaid shall be issued by Yeda promptly after the receipt by Yeda of such instalment. All payments of the Research Budget shall be made by direct wire transfer to Yeda’s bank account, the details of which are set out in clause 17.7

[***]	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the Securities and Exchange Commission.

below. For the removal of doubt, nothing contained in this Agreement shall prevent Yeda and/or the Institute from obtaining further finance for the Research from other entities (subject to the approval of the OCS should such approval be required pursuant to the Magneton Program and/or the Magneton Directive), provided that such other entities are not granted any rights in respect of the Research and/or the Licensed Information which prejudice any rights granted to the Company under the Licence.

3.2.	If funding approved pursuant to the Magneton Program is withheld or delayed by the OCS solely due to a delay by Yeda in fulfilling its reporting obligations as required by such Program, then the Company shall be entitled, by written notice to Yeda, to suspend further payments to Yeda pursuant to clause 3.1 above until such time as such reporting obligations are fulfilled by Yeda (and such suspension shall cease immediately upon the fulfilment by Yeda of such reporting obligations). In the event of such suspension of payment, Yeda shall be entitled to discontinue the performance of the Research and its reporting obligations pursuant to section 4 below until funding recommences.
4. REPORTING BY YEDA
4.1.	Yeda will procure the preparation by the Scientists of, and shall submit to the Company: (i) during the time that funding is provided pursuant to the Magneton Program, interim written reports on the progress of the Research during the Research Period on a quarterly basis, and, after such time, on a yearly basis, in both cases within 60 (sixty) days of the end of the period covered by such report, (ii) a written report summarising the results of the Research within 60 (sixty) days of the end of the Research Period; and (iii) reports of any significant findings in the Research promptly upon such findings being made.

4.2.	Yeda shall submit to the Company financial reports setting forth the monies received and expended in connection with the Research on a quarterly basis in accordance with the requirements of the Magneton Directive. A financial report as aforesaid shall be submitted to the Company during the Research Period on a quarterly basis, and, after such time on a yearly basis, in both cases within 60 (sixty) days after the end of the period covered by such report. Charges in respect of Research expenditures shall be made in accordance with the procedures prevailing at the Institute for charging research expenditures to individual projects of applied research and in accordance with the Magneton Directive and/or the directives of the OCS.
5. TITLE
Subject only to the Licence, all right, title and interest in and to the Licensed Information and the Patents and all right, title and interest in and to any drawings, plans, diagrams, specifications, other documents, models, or any other physical matter in any way containing, representing or embodying any of the aforegoing, vest and shall vest in Yeda.
6. PATENTS; PATENT INFRINGEMENTS
6.1.

6.1.1.	Subject to clauses 6.3 and 6.4 below, [***]shall prosecute the Existing Patent Applications using the outside patent counsel retained by [***] for such purpose prior to the execution of this Agreement, unless otherwise agreed by the parties in writing, and shall maintain at the applicable patent office any patents issuing from the Existing Patent Applications. The Company and Yeda shall consult with one another and cooperate fully with regard to the prosecution of the Existing Patent Applications and in maintenance of such patents.

6.1.2.	At the initiative of either party, the parties shall consult with one another regarding the filing of patent applications in respect of any portion of the Licensed Information and/or corresponding to the Existing Patent Applications, including the jurisdictions in which such applications should be filed, the timing of the filing of such applications and the contents thereof. Following such consultations, and subject to clauses 6.3 and 6.4 below, [***] shall retain outside patent counsel to prepare, file and prosecute patent applications as aforesaid in such jurisdiction or jurisdictions as shall be determined by the parties in consultation as aforesaid. Subject to clauses 6.3 and 6.4 below, [***]shall also maintain at the applicable patent office any patents granted as a result of any of the above patent applications. The parties agree that their joint policy will be to seek comprehensive patent protection for all Licensed Information licensed to the Company hereunder. The Company and Yeda shall cooperate fully in the preparation, filing, prosecution and maintenance of such patent applications and patents. [***] shall: (i) deliver to [***], promptly, copies of all documentation prepared in connection with the maintenance or

[***]	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the Securities and Exchange Commission.

prosecution of the Existing Patent Applications; and (ii) procure that [***] receives a copy of correspondence between [***] and any patent attorney or other professional or any competent authority (where the Patents may be filed, maintained or made) all, in each case, relating to the prosecution and/or maintenance of the Patents.

6.1.3.	Without derogating from the aforegoing, [***] shall, at its expense, take all necessary steps as commercially feasible in order to obtain, or, at [***] election, assist [***] to obtain, the extension of each patent referred to in this clause 6.1 above, or, in the case of a patent in any member state of the European Union, a Supplementary Protection Certificate as referred to in clause 1.2.11 above (including the preparation and filing of applications for such extensions and Supplementary Protection Certificates), within the period prescribed therefor under applicable law and, if applicable, take all necessary steps as commercially feasible in order to obtain “Orphan Drug” status (within the meaning of such term under the US Orphan Drug Act or under Council Regulation (EU) No. 141/2000, as the case may be), or any other form of protection that affords exclusivity, within the period prescribed therefor under applicable law. [***] shall notify [***] promptly in writing and shall provide a copy to [***] of each marketing authorisation granted in respect of each Product in each country and, if applicable, of “Orphan Drug” or other form of protection affording exclusivity granted in respect of a Product and shall keep [***] informed and shall provide copies to [***] of all documents regarding all applications, activities and/or proceedings regarding such extensions and/or any Supplementary Protection Certificates and/or “Orphan Drug” or other form of protection affording exclusivity, as aforesaid.
6.2.	All applications to be filed in accordance with the provisions of clauses 6.1.2 and 6.1.3 above, shall be filed in the name of [***] or, should the law of the relevant jurisdiction so require, in the name of the relevant inventors and then assigned to [***].

6.3.	In the event that, following such consultations between the parties regarding the filing, prosecuting and/or maintenance (as applicable) of patent applications and/or patents pursuant to clauses 6.1.1 and 6.1.2 above, [***]shall not wish to file and/or continue to prosecute a patent application and/or maintain a patent in any country in relation to any part of the Licensed Information (including any of the Existing

[***]	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the Securities and Exchange Commission.

Patent Applications), then [***], in its discretion, may elect to file and/or continue to prosecute such patent application and/or maintain such patent in such country at its own cost and expense. [***] shall notify [***] in writing of [***] election to file and/or continue to prosecute such patent application and/or maintain such patent in such country as aforesaid, at [***] expense (such notice, “[***]”), and, in the event that [***] shall not, within 30 (thirty) days of receipt of the [***] Notice: (i) reimburse [***] for all out-of-pocket costs and fees incurred by [***] until the date of the [***] (the [***] to be supported by receipts or other appropriate documents evidencing such costs and fees) in connection with the said patent application (in the preparation and/or filing and/or prosecution and/or maintenance of such application) and/or such patent, such costs and fees to be expressed in the currency in which paid by [***] and to be reimbursed or paid (as the case may be) by [***] to [***] in US Dollars in accordance with the Exchange Rate of such currency on the date of reimbursement or payment; and (ii) undertake in writing to [***] to bear all additional and future expenses relating to such patent application and/or patent, then [***] shall be entitled, at any time after the expiry of the said 30 (thirty) day period after such notice, to terminate the Licence granted to [***] under this Agreement in respect of such patent application and/or patent in such country, and to take whatever action it deems fit (in its sole discretion) with respect to such patent application and/or patent.
6.4.

6.4.1.	The Company shall, on the date of signature of this Agreement, reimburse Yeda the sum of US [***], constituting the costs and fees paid by Yeda prior to March 14, 2006 in connection with the Existing Patent Applications, and shall pay to Yeda all additional amounts incurred, but not as yet paid, by Yeda prior to the date of signature of this Agreement, within 30 (thirty) days of Yeda’s first written request.

6.4.2.	[***] shall bear and pay all costs and fees incurred in the preparation, filing, prosecution and the like of the Existing Patent Applications and of all patent applications filed in accordance with the provisions of clauses 6.1.2 and 6.1.3 above (including patent applications corresponding to the Existing Patent Applications), and the maintenance at the appropriate patent office and the like of all patents issuing from the Existing Patent Applications and all patent applications

[***]	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the Securities and Exchange Commission.

referred to above, and all costs and fees incurred in undertaking any activities referred to in clause 6.1.3 above.

6.4.3.	Unless otherwise instructed by [***] in writing, [***] shall pay directly to [***] relevant outside patent counsel amounts payable by [***] pursuant to this clause 6.4 above or clause 6.3 above.

6.5.

6.5.1.	(i)	Should the Company determine that a third party is infringing one or more of the Patents, then the Company shall notify Yeda promptly in writing, giving full particulars thereof and the Company shall, after first having consulted Yeda, be entitled to sue for such infringement.

	(ii)	Yeda may elect, at its own initiative, to join as a party to such action, or Yeda may consent to being named as a party to such action (such consent by Yeda may for the removal of doubt, be conditional upon, inter alia, the provision by the Company of security, satisfactory to Yeda, for the payment of the expenses or costs referred to in subparagraph (a) below).

	(iii)	Yeda shall cooperate and shall use its reasonable efforts to cause the Scientists to cooperate with the Company in prosecuting such litigation.

The provisions of paragraphs (i) and (iii) above shall be subject to the following:

	(a)	any expenses or costs or other liabilities incurred in connection with such litigation (including attorneys’ fees, costs and other sums awarded to the counterparty in such action) shall be borne by the Company, which shall indemnify Yeda against any such expenses or costs or other liabilities, the above without derogating from the provisions of clause 12 below;

	(b)	in the event that Yeda shall be named as a party in any such litigation then Yeda shall be entitled to select its own legal counsel in such litigation, at the Company’s expense and, if Yeda elects not to do so, the selection of the legal counsel representing the Company and Yeda in such litigation shall be subject to the prior written approval of

[***]	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the Securities and Exchange Commission.

Yeda, which approval shall not be withheld unreasonably; and

	(c)	no settlement, consent order, consent judgment or other voluntary final disposition of such action may be entered into without the prior written consent of Yeda.

6.5.2.	(i)	Should the Company discover any allegation by a third party that, or be sued on the grounds that, the manufacture, use or sale of a Product by it or by a Sublicensee or a Further Sublicensee under any of the Patents or using the Licensed Information or any portion thereof infringes upon the patent rights of a third party, then the Company shall notify Yeda promptly in writing, giving full particulars thereof, and the Company shall, after first having consulted Yeda, be entitled to defend such action.

	(ii)	Yeda may elect, at its own initiative, to join as a party to such action.

	(iii)	Yeda shall cooperate and shall use its reasonable efforts to cause the Scientists to cooperate with the Company in defending such litigation.

	(iv)	If an action is brought against the Company alleging the invalidity of any of the Patents, Yeda shall have the right to take over the sole defence of the action and the Company shall cooperate fully with Yeda in connection with any such action. In such event, no settlement, consent order, consent judgment or other voluntary final disposition of such action may be entered into without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.

	(v)	All expenses, costs and/or other liabilities incurred in connection with such litigation (including attorneys’ fees, costs and other sums awarded to the counterparty in such action) shall be borne by the Company.

	(vi)	The provisions of clause 6.5.1(c) above shall apply, mutatis mutandis.

6.5.3.	Any recovery in any litigation relating to an infringement as aforesaid in clauses 6.5.1 and 6.5.2 above shall first be applied to cover costs and thereafter divided [***]to the Company and [***] to Yeda.

6.5.4.	For the removal of doubt, Yeda shall not itself be obliged to take any action to sue for any infringement or to defend any action as referred to in this clause 6.5 above.
6.6.	If the Company fails to take action to abate any alleged infringement of a Patent, or to defend any action as aforesaid, within 60 (sixty) days of a request by Yeda to do so (or within a shorter period, if required to preserve the legal rights of Yeda under applicable law), then Yeda shall have the right (but not the obligation) to take such action at its expense and the Company shall cooperate in such action at the Company’s expense and, if required under applicable law or contract, consent to be named as a party to any such action. Yeda shall have full control of such action and shall have full authority to settle such action on such terms as Yeda shall determine. Any recovery in any such litigation shall be for the account of Yeda only.

6.7.	Each party shall promptly keep the other informed and provide copies to the other of all documents regarding all such actions or proceedings instituted by or against either party as contemplated under any of the provisions of clause 6.5 above.
7. LICENCE
7.1.	Yeda hereby grants the Licence to the Company, and the Company hereby accepts the Licence from Yeda, during the period, for the consideration and subject to the terms and conditions set out in this Agreement. For the removal of doubt, no licence is granted hereunder with regard to the Licensed Information and/or the Patents and/or any portion of any of the aforegoing, with respect to any exploitation or activities (including the activities referred to in clause 1.2.5 above) relating to any product or services, other than Products).

7.2.	For the removal of doubt, nothing contained in this Agreement shall prevent Yeda or the Institute from using the Licensed Information and the Patents for academic research or other scholarly purposes, or from applying for or receiving grants to finance such activities (provided that such grants do not prejudice the Licence granted to

[***]	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the Securities and Exchange Commission.

the Company hereunder), or from transferring any materials created in the course of the performance of the Research financed by the Company in accordance with the provisions of this Agreement, to scientists at the Institute or to other scientists at other institutions for academic research purposes, provided that any such transfer of materials shall be in accordance with a material transfer agreement substantially in the form of the specimen agreement annexed hereto as Appendix F. For the avoidance of doubt, the materials transferable pursuant to this clause 7.2 shall not include any derivatives of the human acid-beta-glucosidase developed and produced by the Company. Should Yeda obtain rights to any invention or application deriving from such academic research in connection with the materials transferred under any such material transfer agreement, as contemplated by such agreement, Yeda shall immediately grant Protalix a licence (or sublicence, as the case may be) in respect of such rights upon the terms of the Licence, mutatis mutandis (subject to any restrictions upon the rights obtained by Yeda).

7.3.
7.3.1.	The Licence shall remain in force in each of Israel and the United States of America, with respect to each Product (if not previously terminated in accordance with the provisions of this Agreement) until the later of:
7.3.1.1.	the date of expiry of the last of any Patent (including, for the removal of doubt, any patent application, as referred to in the definition of “Patents” in clause 1.2.11 above) in such country covering such Product to expire; and

7.3.1.2.	if there is any Licensed Information that is identifiable, secret and of value relating to such Product, the date of expiry of a period of [***]commencing on the date that FDA, EMEA marketing approval or equivalent approval is obtained in respect of such Product in such country, provided that and for so long as such Licensed Information remains secret and of value.
7.3.2.	The Licence shall remain in force in each country in the world (other than Israel and the United States of America) with respect to each Product (if not previously terminated in accordance with the provisions of this Agreement) until the later of:

[***]	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the Securities and Exchange Commission.

7.3.2.1.	the date of expiry in such country of the last of any Patent (including, for the removal of doubt, any patent application, as referred to in the definition of “Patents” in clause 1.2.11 above) in such country covering such Product to expire; and

7.3.2.2.	if there is any Licensed Information that is identifiable, secret and of value relating to such Product, the date of expiry of a period of [***] commencing on the date that FDA, EMEA marketing approval or equivalent approval is obtained in respect of such Product in such country.
For the purposes of clauses 7.3.1.1 and 7.3.2.1 above and clause 9. 2 (Royalties) below, a Product shall be deemed to be covered by a Patent in any country even after the Patent in such country covering such Product has expired, in the event that, and for so long as, such Product is protected and/or covered by “Orphan Drug” status as referred to in clause 6.1.3 above, and/or by any type of data exclusivity or data protection or by any other regulations and/or provisions granting similar statutory or regulatory protection of such Product in such country. The Company shall notify Yeda in writing immediately upon the obtaining of FDA, EMEA or equivalent approval in any country, as referred to in clauses 7.3.1.2 and 7.3.2.2 above, specifying the date thereof, the country and the type of Product in respect of which such approval was granted.

7.4.	Except as provided in clause 7.5 below, a Sublicence under the Licence may be granted by the Company only with the prior written consent of Yeda, which shall not be withheld unreasonably, and Yeda’s response to a request for consent as aforesaid shall not be delayed unreasonably. The Company shall only be entitled to request Yeda’s consent if:
7.4.1.	the proposed Sublicence is for monetary consideration only or other valuable consideration that can reasonably be assessed in monetary terms;

7.4.2.	the proposed Sublicence is to be granted in a bona fide arms-length commercial transaction;

7.4.3.	the terms of the proposed Sublicence are submitted to Yeda prior to the signature thereof;

[***]	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the Securities and Exchange Commission.

7.4.4.	the proposed Sublicence is made by written agreement, the provisions of which are consistent with the terms of the Licence and contains, inter alia, the following terms and conditions:
7.4.4.1.	the Sublicence shall expire automatically on the termination of the Licence for any reason;

7.4.4.2.	the Sublicensee shall be bound by provisions substantially similar to those in clause 10 below relating to confidentiality binding the Company (the obligations of the Sublicensee so arising being addressed also to Yeda directly);

7.4.4.3.	an exclusion of liability and indemnification undertaking in the same form, mutatis mutandis, as the provisions of clause 12 below (the indemnification obligations of the Sublicensee to be given also in favour of, and shall be actionable by Yeda, the Institute, any director, officer or employee of Yeda or of the Institute, or by the Inventors);

7.4.4.4.	all terms necessary to enable performance by the Company of its obligations hereunder;

7.4.4.5.	that the Sublicence shall not be assignable or otherwise transferable, save as set out in clause 7.4.4.6 below.

7.4.4.6.	that the Sublicence shall not be further sublicenseable other than with Yeda’s prior written consent, which consent: (i) shall not be unreasonably withheld (and Yeda’s response to a request for consent to a further sublicence shall not be unreasonably delayed), and (ii) may be conditioned by Yeda on, inter alia, the payment to Yeda of:
(a)	royalties based on the sales of the further sublicensee (“the Further Sublicensee”), in accordance with the provisions of clause 9.2 below; and

(b)	royalties on all consideration received (whether monetary or otherwise) by the Company or the Sublicensee from the Further Sublicensee (except for amounts received by such Sublicensee which constitute royalties based on sales of the Products by such Further Sublicensee in respect of which the Sublicensee has paid royalties to Yeda), in accordance with the provisions of clause 9.3 below, which consideration shall be deemed to be Sublicensing Receipts received by the Company.
For the removal of doubt, the Company may seek Yeda’s consent to a further sublicence (“the Further Sublicence") only if:
A)	the proposed Further Sublicence shall be in writing;

B)	the proposed Further Sublicence shall be consistent with the terms of this Agreement;

C)	the proposed Further Sublicence shall be for monetary consideration only or other valuable consideration that can reasonably be assessed in monetary terms;

D)	the proposed Further Sublicence shall be granted in a bona fide arms-length commercial transaction;

E)	the terms of the proposed Further Sublicence shall be submitted to Yeda prior to the signature thereof;

F)	the proposed Further Sublicence shall contain, inter alia, the terms and conditions set out in clauses 7.4.4.2 and, 7.4.4.3 above and clauses 7.4.4.7, 7.4.4.8 and 7.4.4.9 below (and the references in such clauses to “Sublicence” or “Sublicensee” shall, for the purposes of this clause, be deemed to refer to the Further Sublicence or the Further Sublicensee, as the case may be; and
7.4.4.6.1.	the Further Sublicence shall not be assignable, otherwise transferable or further sublicenseable; and

7.4.4.6.2.	the Further Sublicence shall expire automatically upon the termination of this Agreement or of the Sublicence;
7.4.4.7.	that: (i) a copy of the agreement granting the Sublicence shall be made available to Yeda, promptly upon its execution; (ii) all amendments to any such Sublicence agreement shall be subject to Yeda’s prior written consent; and (iii) the Company shall submit to Yeda copies of all such amendments (as approved by Yeda), promptly upon execution thereof;

7.4.4.8.	that the Sublicensee shall grant to Yeda the right, at reasonable times and upon reasonable notice to the Sublicensee, to send representatives in order to examine those books of accounts, records and other documentation of the Sublicensee as may be necessary in order to determine the correctness or completeness of any payment made by the Company to Yeda under this Agreement, all without derogating from clause 9.7 below; and

7.4.4.9.	that the Sublicensee shall, forthwith upon written request by the Company and/or Yeda, pay directly to Yeda all royalties and/or other payments that Yeda is entitled to receive in respect of sales by or on behalf of such Sublicensee pursuant to clause 9.2 below and the percentage of Sublicensing Receipts as provided in clause 9.3 below and, in such event, the last 2 (two) sentences of clause 9.7 below shall apply to the Sublicensee as if it were the Company, mutatis mutandis;
and

7.4.5.	any act or omission by the Sublicensee or the Further Sublicensee which would have constituted a breach of this Agreement by the Company had it been the act or omission of the Company and which is not cured within the applicable cure period, shall constitute a breach of the Sublicence agreement with the Company entitling the Company to terminate the Sublicence, and the Company hereby undertakes to inform Yeda forthwith upon receipt of knowledge by the Company of such breach and, at the request of Yeda, and at the Company’s cost and expense, to exercise such right of termination.
7.5.	For the removal of doubt, the Company shall not be entitled to grant, directly or indirectly, to any person or entity any right of whatsoever nature to exploit or use in any way the Licensed Information or the Patents or to develop, manufacture, produce and/or sell the Products or any part of any of the aforegoing, save by way of Sublicence within the meaning of such term in clause 1.2.11 above and subject to the conditions of this clause 7 relating to any such grant.

7.6.	Nothing contained in this Agreement shall be deemed to be a representation or warranty, express or implied, by Yeda that the Existing Patent Applications or any of them or any patent applications relating to the Licensed Information or any portion thereof will be granted or that patents obtained on any of the said patent applications are or will be valid or will afford proper protection or that the Invention or any other portion of the Licensed Information are or will be commercially exploitable or of any other value or that the exploitation of the Patents, the Invention or the Licensed Information will not infringe the rights of any third party.

7.7.	Notwithstanding the aforesaid in this clause 7, the Company may grant Sublicences to subcontractors solely to manufacture the Products or solely to perform research and development services related to the Products on its behalf without obtaining Yeda’s consent, provided that: (i) the terms of clauses 7.4.2, 7.4.4.1, 7.4.4.2, 7.4.4.3 (to the extent relating to clauses 12.2 and 12.3 (but not 12.1)), 7.4.4.4 and 7.4.5 above are observed; (ii) the proposed Sublicence is made by written agreement, the provisions of which are consistent with the terms of the Licence; (iii) the Company is jointly and severally liable with the subcontractor to Yeda for any obligations owed to or damage caused to Yeda in connection with or resulting from the grant of such Sublicence; (iv) such Sublicence shall not be assignable, further sublicenseable or otherwise transferable without the prior written consent of Yeda; and (v) such subcontractor is not granted any additional right under the Licence other than the right solely to manufacture the Products or solely to perform the research and development services, in both cases as subcontractor for the Company.
8. DEVELOPMENT AND COMMERCIALIZATION
8.1.	Within [***]of the date of signature of this Agreement, the Company shall submit to Yeda a Development Program for the development of Products (such Development Program, as approved by Yeda, “the Initial Development Program”).

8.2.	The Company undertakes, [***] to take all necessary steps to develop and commercialise the Products and, without derogating from the generality of the foregoing, to use its best efforts to expedite the commencement of the commercial sale of the Products. For

[***]	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the Securities and Exchange Commission.

such purpose and without derogating from the generality of the aforegoing, the Company shall carry out and/or have a third party carry out on its behalf the performance of the trials, tests and other works and activities detailed in the Initial Development Program and in all further Development Programs (if any) submitted pursuant to clause 8.5 below, in accordance with the respective timetables included therein. The Company further undertakes to continue with commercialisation of the Products diligently throughout the period of the Licence. Without prejudice to the foregoing, the Company undertakes to comply with all the requirements of the Magneton Approval, including that it will perform all development activities necessary in order to meet any milestones set out therein.

8.3.	The Company shall provide Yeda on December 31 of each calendar year with written progress reports (“Progress Reports”) which shall include detailed descriptions of the progress and results, if any, of: (i) the tests and trials (if applicable) conducted and all other actions taken by the Company pursuant to the Initial Development Program or any other Development Program delivered and approved pursuant to clause 8.5 below; (ii) manufacturing, sublicensing, marketing and sales during the preceding 12 (twelve) months; (iii) the Company’s plans in respect of the testing, undertaking of trials (if applicable) or commercialisation of Products for the following 12 (twelve) months; (iv) projections of sales and marketing efforts; and (v) a summary of all protocols or minutes of meetings with the FDA, EMEA or any other regulatory authority in connection with any Product and copies of any opinions, decisions, and approvals issued by any of the aforementioned authorities. If the Company has provided a Development Program for more than 1 (one) Product, then such Progress Report shall provide such information separately for each such Product. If progress in respect of a Product differs from that anticipated in its Development Program or preceding Progress Report, then the Company shall explain, in its Progress Report, the reason therefor and prepare a modified Development Program for Yeda’s review. The Company shall also provide any reasonable additional data that Yeda requires to evaluate the performance of the Company hereunder.

8.4.	For the removal of doubt, without derogating from the remaining provisions of this clause 8 or of clause 13.2 below, nothing contained in this Agreement shall be construed as a warranty by the Company that any Development Program to be carried out by it as aforesaid will actually achieve its aims and the Company makes no warranties whatsoever as to any results to be achieved in consequence of the carrying out of any such Development Program.

8.5.	Without derogating from the obligations of the Company pursuant to this clause 8 or from the provisions of clause 13.2 below, in the event that the Company shall wish to develop and/or commercialise Products in addition to those specified in the Initial Development Program or to update the Initial Development Program, the Company shall submit to Yeda a further Development Program in respect of such additional Products or updates and the provisions of this clause 8 shall apply also with respect to such further Development Program and to the development and commercialisation of such additional Products, mutatis mutandis.

8.6.	The Company agrees to supply to Yeda and/or the Institute, for (and in quantities customary for) academic research purposes, any Products developed and/or manufactured and/or produced under this Agreement at no cost to Yeda, the Institute or the Scientists.

8.7.	The Company shall mark, and cause all its Sublicensees and Further Sublicensees to mark, all Products that are manufactured or sold under this Agreement with the number or numbers of each Patent applicable to such Product.
9. ROYALTIES
9.1.	In consideration for the grant of the Licence, the Company shall pay Yeda a non-refundable licence fee of US $[***] per year (or part thereof) during the term of this Agreement (“the Annual Licence Fee”) to be paid in advance at the beginning of each 1 (one) year period during the term of this Agreement, commencing on the fifth (5th) anniversary of the date of signature of this Agreement and until (and including) the nineteenth (19th) anniversary thereof. For the removal of doubt, the first Annual Licence Fee shall be paid on the fifth (5th) anniversary of the date of signature of this Agreement and thereafter on each anniversary of the date of signature of this Agreement until (and including) the nineteenth (19th) anniversary thereof. The amount of the Annual Licence Fee paid by the Company as aforesaid shall be credited against royalties and/or other payments due and payable by the Company pursuant to clause 9.2 below during the 1 (one) year period in respect of which the Company shall have paid such Annual Licence Fee provided that the total amount of such royalties and other payments so payable during such 1 (one) year period exceeds US[***]. For the removal of

[***]	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the Securities and Exchange Commission.

doubt the amount of the Annual Licence Fee paid for a particular 1 (one) year period cannot be credited against royalties payable during another 1 (one) year period.

9.2.	In addition to the above, the Company shall pay Yeda royalties at the rate of:
9.2.1.	[***] of Net Sales of Products used to treat Gaucher disease and

9.2.2.	[***] of Net Sales of Products used for other indications; provided that in the event that there are any sales of a Product in any country that are not, at the time of such sales, covered by a Valid Patent Claim (as defined below) in such country, then the royalty rate referred to in this clause 9.2 shall, with respect to Net Sales of such Product made in such country during the period such Product is not so covered by a Valid Patent Claim as aforesaid, be reduced to [***]for Products used to treat Gaucher disease and [***] for Products used for other indications. For the purposes of this clause 9.2, “Valid Patent Claim” shall mean (i) a claim under an issued and unexpired patent which is included in the Patents; (ii) a claim in a pending patent application (including a provisional application) which is included in the Patents; (iii) any protection for such Product due to “Orphan Drug” status (as referred to in clause 6.1.3 above); or (iv) data exclusivity or data protection or by any other regulations and/or provisions granting similar statutory or regulatory protection of such Product in such country.
9.3.	The Company shall additionally pay Yeda the following royalty in respect of the Sublicensing Receipts:
9.3.1.	[***] of all Sublicensing Receipts received pursuant to or in connection with Sublicences (or options for a Sublicence) signed prior to the date of submission by the Company of an Investigational New Drug Application (IND) to the FDA or equivalent EMEA approval with respect to any Product;

9.3.2.	[***] of all Sublicensing Receipts received pursuant to or in connection with Sublicences (or options for a Sublicence) signed on or after the date of the submission of an IND application as aforesaid but prior to the date of commencement of phase III clinical trials with respect to any Product;

[***]	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the Securities and Exchange Commission.

9.3.3.	[***] of all Sublicensing Receipts received pursuant to or in connection with Sublicences (or options for a Sublicence) signed on or after the date of commencement of phase III clinical trials as aforesaid but prior to the date of FDA or EMEA approval of any Product; and

9.3.4.	[***] of all Sublicensing Receipts received pursuant to or in connection with Sublicences (or options for a Sublicence) signed on or after the date of FDA or EMEA approval.
9.4.	For the removal of doubt, the Company undertakes that all sales (within the meaning of such term in clause 1.3.4 above) of Products by the Company and each Sublicensee or Further Sublicensee (as the case may be) shall be for cash consideration only.

9.5.	In calculating Net Sales and Sublicensing Receipts, all amounts shall be expressed in US Dollars and any amount received or invoiced in a currency other than US Dollars shall be translated into US Dollars, for the purposes of calculation, in accordance with the Exchange Rate between the US Dollar and such currency on the date of such receipt or invoice, as the case may be. For the removal of doubt, in calculating amounts received by the Company, whether by way of Net Sales or Sublicensing Receipts, any amount deducted or withheld in connection with any such payment on account of taxes on net income (including income taxes, capital gains tax, taxes on profits or taxes of a similar nature) payable by the Company in any jurisdiction, shall be deemed, notwithstanding such deduction or withholding, to have been received by the Company. In the event that the Sublicensing Receipts comprise, in whole or in part, non-cash consideration (including shares or other securities of the Sublicensee or Further Sublicensee or any other entity), then the Company agrees, promptly upon Yeda’s request, to execute and deliver such documents and instruments and do any other acts as may be necessary, so that Yeda receives the percentage share of such non-cash consideration as provided in clause 9.2.
9.6.
9.6.1.	Amounts payable to Yeda in terms of this clause 9 shall be paid to Yeda in US Dollars: (i) in the case of Net Sales, on a [***]and no later than [***] after the end of each [***], commencing with the first [***] in which any Net Sales are made by the Company; or (ii) in the case of Sublicensing Receipts, no later than [***] after any such Sublicensing Receipts are received by the Company from any Sublicensees or Further Sublicensees.

[***]	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the Securities and Exchange Commission.

9.6.2.	The Company shall submit to Yeda: (i) no later than [***] days after the end of each [***], commencing with the first [***] in which any Net Sales are made; and (ii) no later than [***] after any Sublicensing Receipts are received, an interim written report setting out amounts owing to Yeda in respect of such Sublicensing Receipts, a full and detailed report, in a form acceptable to Yeda, certified as being correct by the chief financial officer of the Company, setting out all amounts owing to Yeda in respect of such previous [***]to which the report refers, and with full details of:

9.6.2.1.	(i)	the sales made by the Company, Sublicensees and, if applicable, Further Sublicensees, including a breakdown of Net Sales according to country, identity of seller, currency of sales, dates of invoices, number and type of Products sold;

	(ii)	the Sublicensing Receipts, including a breakdown of Sublicensing Receipts according to identity of Sublicensees and, if applicable, Further Sublicensees, countries, the currency of the payment and date of receipt thereof;

	(iii)	deductions applicable, as provided in the definition of “Net Sales”; and
9.6.2.2.	any other matter necessary to enable the determination of the amounts of royalties payable hereunder.
9.7.	The Company shall keep and shall cause Sublicensees (and, if applicable, Further Sublicensees) to keep complete, accurate and correct books of account and records consistent with sound business and accounting principles and practices and in such form and in such details as to enable the determination of the amounts due to Yeda in terms hereof. The Company shall supply Yeda at the end of each calendar year, commencing with the first calendar year in which any amount is payable by the Company to Yeda under this clause 9, a report signed by the Company’s independent auditors in respect of the amounts due to Yeda pursuant to this clause 9 in respect of the year covered by the said report and containing details in accordance with clause 9.6 above in respect of the quarterly reports. The Company shall retain and shall require and cause its Sublicensees (and, if applicable, Further Sublicensees) to retain the aforegoing

[***]	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the Securities and Exchange Commission.

books of account for 6 (six) years after the end of each calendar year during the period of this Agreement, and, if this Agreement is terminated for any reason whatsoever, for 6 (six) years after the end of the calendar year in which such termination becomes effective.
9.8.	At Yeda’s expense, Yeda shall be entitled to appoint representatives to inspect during normal business hours and to make copies of the Company’s and Sublicensees’ (and, if applicable, Further Sublicensees’) books of account, records and other documentation (including technical data and lab books) to the extent relevant or necessary for the ascertainment or verification of the amounts due to Yeda under this clause 9, provided however that Yeda shall coordinate such inspection with the Company or Sublicensee or such Further Sublicensee (as the case may be) in advance. The Company shall take all steps necessary (or in the case of its Sublicensees or, if applicable, Further Sublicensees, use its best efforts) to ensure that all such books of account, records and other documentation of the Company and its Sublicensees (and, if applicable, Further Sublicensees) are available for inspection as aforesaid at a single location for each of the Company and its Sublicensees (and, if applicable, Further Sublicensees). In the event that any inspection as aforesaid reveals any underpayment by the Company to Yeda in respect of any year of the Agreement in an amount exceeding [***]of the amount actually paid by the Company to Yeda in respect of such year then the Company shall (in addition to paying Yeda the shortfall together with interest thereon in accordance with clause 13.4 below), bear the costs of such inspection. The parties agree that the inspection of technical data and lab books as aforesaid may only be conducted for the purposes of determining whether the product developed, manufactured, sold, marketed, distributed and/or used by the Company and/or Sublicensee or Further Sublicensee is a Product, such inspection to be carried out by a representative of Yeda who is bound by an obligation of confidentiality. The provisions of this clause 9 shall survive the termination of this Agreement for whatsoever reason.
10.	CONFIDENTIALITY
10.1.	The Company shall maintain in confidence all information or data relating to the Patents, the Licensed Information, this Agreement and the terms hereof (hereinafter, collectively referred to as “the Confidential Information”), except and to the extent that the Company can prove that any such information or data is in the public domain at the date of the signing hereof or becomes part of the

[***]	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the Securities and Exchange Commission.

public domain thereafter (other than through a violation by the Company or a Sublicensee or Further Sublicensee of this obligation of confidentiality) and except with regard to that portion, if any, of the Confidential Information expressly released by Yeda from this obligation of confidentiality by notice in writing to the Company to such effect. Notwithstanding the foregoing, the Company may disclose to its personnel and Sublicensees the Confidential Information to the extent necessary for the exercise by it of its rights hereunder or in the fulfilment of its obligations hereunder, provided that it shall bind such personnel and such Sublicensees with a similar undertaking of confidentiality in writing. The Company shall be responsible and liable to Yeda for any breach by its personnel or any Sublicensee of such undertakings of confidentiality as if such breach were a breach by the Company itself.
10.2.	In addition to and without derogating from the aforegoing, the Company undertakes not to make mention of the names of Yeda, the Inventors, the Institute or any scientists or other employees of the Institute or any employee of Yeda in any manner or for any purpose whatsoever in relation to this Agreement, its subject-matter and any matter arising from this Agreement or otherwise, other than as set out in clause 10.3 below.

10.3.	Notwithstanding the provisions of clauses 10.1 and 10.2 above, the Company shall not be prevented from mentioning the name of Yeda, the Inventors, the Institute and/or any scientists or other employees of the Institute or any employee of Yeda or from disclosing any information (i) if, and to the extent that, such mention or disclosure is to competent authorities for the purposes of obtaining approval or permission for the exercise of the Licence, or in the fulfilment of any legal duty owed to any competent authority (including a duty to make regulatory filings); provided that any mention in a private placement memorandum or a public offering registration statement shall not be deemed fulfilment of a legal duty to a competent authority, and any such mention shall be subject to Yeda’s consent, which consent shall not be withheld unreasonably, or (ii) provided that such disclosure is in the form attached hereto as Appendix G.

10.4.	No termination of this Agreement, for whatever reason, shall release the Company from any of its obligations under this clause 10 and such obligations shall survive any termination as aforesaid.

10.5.	Yeda shall maintain in confidence all information received by Yeda from the Company which has been designated by the Company in writing and in advance as confidential, except and to the extent that: (i) any such information or data is in the public domain at the date of the signing hereof or becomes part of the public domain thereafter (other than through a violation by Yeda of this obligation of confidentiality) or is released by the Company from this obligation of confidentiality by notice in writing; (ii) Yeda is required to disclose such information in order to fulfil its obligations under this Agreement (including in connection with the filing and prosecution of patent applications in accordance with the provisions of clause 6 above); or (iii) Yeda is required to disclose such information in fulfilment of any legal duty owed to any competent authority (the Company hereby acknowledging that it is aware that such competent authority may not be bound by any confidentiality obligations and may disclose or be required to disclose such information to a third party, whether by order of court or by law or otherwise). For the removal of doubt, the provisions of this clause 10.5 shall not apply in respect of any information (not being Licensed Information) independently developed at the Institute without reference to the confidential information received from the Company.
10.6.	In addition to but without derogating from the aforegoing, Yeda undertakes not to make mention of the names of the Company or any employees thereof in any manner or for any purpose whatsoever in relation to this Agreement, its subject-matter and any matter arising from this Agreement or otherwise, unless the prior written approval of the Company thereto has been obtained. The aforegoing notwithstanding, Yeda shall not be prevented from mentioning the names of the Company or any employees thereof if and to the extent that such mention is to any competent authority in the fulfilment of any duty owed to such authority or that such mention is required for the purpose of fulfilling Yeda’s obligations hereunder.
10.7.	For the removal of doubt, Yeda shall have the right to allow the scientists of the Institute to publish articles relating to the Licensed Information in scientific journals or posters or to give lectures or seminars to third parties relating to the Licensed Information, on the condition that, to the extent that the information to be published or disclosed is Licensed Information which is not in the public domain, a draft copy of the said contemplated publication or disclosure shall have been furnished to the Company at least 45 (forty-five) days before the making of any such publication or disclosure and the Company shall have failed to notify Yeda in writing, within 21 (twenty one) days from receipt of the said draft publication or disclosure, of its opposition to the making of the contemplated publication or disclosure. Should the Company notify Yeda in writing within 21 (twenty one) days from the receipt of the draft contemplated publication or disclosure that it opposes the making of such publication or disclosure because it includes material (which has been specified in said notice) in respect of which there are reasonable grounds (which have also been specified in said notice) requiring the postponement of such publication or disclosure so as not adversely to affect the Company’s interests under the Licence because such Licensed Information is patentable subject-matter for which patent protection pursuant to clause 6.1 above should be sought, then Yeda shall not permit such publication or disclosure unless and until there shall first have been filed an appropriate patent application in respect of the material to be published or disclosed as aforesaid. The Company acknowledges that it is aware of the importance to the researchers of publishing their work and, accordingly, the Company will use its best efforts not to oppose such publications.
10.8.	Yeda’s obligations under this clause 10 (other than this clause 10.8) shall terminate upon termination of this Agreement; provided, however, that any transfer by Yeda following such termination of information received from the Company which it was previously required to keep confidential pursuant to clause 10.5 above shall only be made following the signature by the potential transferee thereof of a non-disclosure agreement with Yeda substantially in the form of the specimen agreement attached hereto as Appendix H.
11.	NO ASSIGNMENT
11.1.	The Company shall not be entitled to assign or encumber all or any of its rights or obligations under this Agreement or arising therefrom, unless it shall have received the prior written consent of Yeda to such assignment or encumbrance, which consent shall not be unreasonably withheld, and Yeda’s response to a request for consent as aforesaid shall not be unreasonably delayed, and which consent, if given, may be conditioned by Yeda on, inter alia, the payment of a fee or other consideration in relation thereto (including, if so conditioned by Yeda, that any consideration received by the Company in respect of an assignment to which Yeda consents as aforesaid shall be deemed to be Sublicensing Receipts and the provisions of clause 9 above shall apply with respect thereto, mutatis mutandis). For the purposes of this clause 11, the merger of the Company with another entity, in the event that the Company is not the surviving entity, and the sale of all or substantially all of the

Company’s assets or business to a third party shall be deemed to be an assignment.
11.2.	Notwithstanding the aforegoing, the merger of the Company with another entity as described in clause 11.1 above or the sale of all or substantially all of the assets or the business of the Company to a third party (collectively “the M&A”) will not require the written consent of Yeda as aforesaid if all of the following conditions are met: (i) the Company provides written notice of the M&A to Yeda at least 20 (twenty) days prior to the effective date of the M&A; (ii) Yeda receives from the assignee (or purchaser or surviving entity in a merger, as the case may be), in writing, at least 10 (ten) days prior to the effective date of the M&A: (a) an undertaking to be bound by the terms of this Agreement; and (b) an undertaking to perform the obligations of the Company under this Agreement; and (iii) that the Company is not, as at the effective date of the M&A, in breach of any of its obligations hereunder.
12.	EXCLUSION OF LIABILITY AND INDEMNIFICATION
12.1.	Yeda, the Inventors, the Institute and the directors, officers and employees of Yeda and/or of the Institute (hereinafter collectively “the Indemnitees”) shall not be liable for any claims, demands, liabilities, costs, losses, damages or expenses (including legal costs and attorneys’ fees) of whatever kind or nature (all of the aforegoing, collectively, “Liabilities”) caused to or suffered by any person or entity (including the Company or any Sublicensee or Further Sublicensee) that directly or indirectly arise out of or result from or are encountered in connection with this Agreement, the exercise of the Licence or the conduct of the Research, including directly or indirectly arising out of or resulting from or encountered in connection with: (i) the development, manufacture, sale or use of any of the Products by the Company, any Sublicensee or Further Sublicensee or any person acting in the name of or on behalf of any of the aforegoing, or acquiring, directly or indirectly, any of the Products from any of the aforegoing; or (ii) the exploitation or use by the Company or any Sublicensee or Further Sublicensee of the Licensed Information or any part thereof, including of any data or information given, if given, in accordance with this Agreement.

12.2.	In the event that any of the Indemnitees should incur or suffer any Liabilities that directly or indirectly arise out of or result from or are encountered in connection with this Agreement or the exercise of the Licence as aforesaid in clause 12.1 above, or shall be requested or obliged to pay to any person or entity any amount whatsoever as compensation for any Liabilities as aforesaid in clause 12.1 above, then the Company shall indemnify and hold harmless such Indemnitees from and against any and all such Liabilities. Without limiting the generality of the aforegoing, the Company’s indemnification as aforesaid and the exclusion of liability in clause 12.1 above shall extend to product liability claims and to damages, claims, demands, liabilities, losses, costs and expenses attributable to death, personal injury or property damage or to penalties imposed on account of the violation of any law, regulation or governmental requirement.
If an action as contemplated by this clause 12 is brought against any Indemnitee, Yeda shall, or shall procure that such Indemnitee shall, notify the Company promptly in writing of such claim. Yeda may, at its sole option, allow the Company, at the Company’s expense, to assume control over defending such claim, in which case it will provide the Company with reasonable assistance and any information reasonably required for such defence, at the Company’s expense; provided that if the Company shall assume control over the defence of such claim, no settlement, consent order, consent judgment or other voluntary final disposition of such action may be entered into without the prior written consent of Yeda.

12.3.	The Company shall at its own expense insure its liability pursuant to clause 12.2 above during the period beginning not later than the date of the commencement of the first clinical studies or clinical trials of any Product in humans and continuing during the entire period that the Licence is in force in any country, plus an additional period of 7 (seven) years. Such insurance shall be in reasonable amounts and on reasonable terms in the circumstances, having regard, in particular, to the nature of the Products, and shall be subscribed for from a reputable insurance company. The named insured under such insurances shall be the Company, the Inventors, Yeda and the Institute and the beneficiaries thereof shall include also the respective employees, officers and directors of Yeda and the Institute. The policy or policies so issued shall include a “cross-liability” provision pursuant to which the insurance is deemed to be separate insurance for each named insured (without right of subrogation as against any of the insured under the policy, or any of their representatives, employees, officers, directors or anyone in their name) and shall further provide that the insurer will be obliged to notify each insured in writing at least 30 (thirty) days in advance of the expiry or cancellation of the policy or policies. The Company hereby undertakes to comply punctually with all obligations imposed upon it under such policy or policies and in particular, without limiting the generality of the aforegoing, to pay in full and punctually all premiums and other payments for which it is liable pursuant to such policy or policies. The Company shall be obliged to submit to Yeda copies of the aforesaid insurance policy or policies within 14 (fourteen) days of the date of issue of each such policy.
12.4.	The provisions of this clause 12 shall survive the termination of this Agreement for whatsoever reason.
13.	TERM AND TERMINATION
13.1.	Unless otherwise agreed to in writing, this Agreement shall terminate upon the occurrence of the later of the following:
13.1.1.	the date of expiry of the last of the Patents; or

13.1.2.	the expiry of a continuous period of [***]during which there shall not have been a First Commercial Sale of any Product in any country.
13.2.	Notwithstanding anything to the contrary contained in this Agreement:
13.2.1.	Yeda shall be entitled, at its option: (i) to modify the Licence hereunder so that it is non-exclusive only, by written notice to the Company (any such amendment of this Agreement by Yeda as aforesaid, being effective immediately, the Company’s consent thereto (written or otherwise) not being required, notwithstanding the provisions of clause 17.2 below); or (ii) to terminate this Agreement, including the Licence hereunder, with respect to any Product, by written notice to the Company, if the Company shall fail to achieve any one of the following milestones, in each case in respect of at least one Product, by the dates specified therefor:
(1)	within [***] of the signature of this Agreement, to have commenced required Good Laboratory Practice (GLP) pre-clinical development;

(2)	within [***] of the signature of this Agreement, to have commenced phase I clinical trials;

[***]	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the Securities and Exchange Commission.

(3)	within [***] of the signature of this Agreement, to have commenced phase II clinical trials;

(4)	within [***]of the signature of this Agreement, to have commenced phase III clinical trials;

(5)	within [***] of the date of signature of this Agreement, to have submitted a New Drug Application to the FDA or a Marketing Authorisation Application (MAA) to the EMEA;

(6)	First Commercial Sale of at least one Product shall not have commenced within [***] of the first Product approval obtained as a result of an application submitted pursuant to clause 13.2.1(a)(5); and

(7)	commercial sale of any Product having commenced, there shall be a period of [***] or more during which no sales of any Product shall take place (except as a result of force majeure or other factors beyond the control of the Company)
and shall fail to cure such delay within [***] of receipt of notice from Yeda; provided that Yeda shall not be entitled to exercise its rights pursuant to this clause 13.2.1 if 1) the Company shall demonstrate to the satisfaction of Yeda that it is making all necessary efforts to achieve such milestone and that such delay is due to factors beyond the control of the Company; and 2) the total delay in respect of any one milestone shall not under any circumstances exceed or have exceeded twelve months and the cumulative total delay in respect of all milestones shall not under any circumstances exceed or have exceeded thirty months.
13.2.2.	Without derogating from the aforegoing, Yeda shall be entitled to terminate this Agreement (unless previously terminated in accordance with the provisions of this Agreement), by written notice to the Company (effective immediately), if the Company contests the validity of any of the Patents.
13.3.	Without derogating from the parties’ rights hereunder or by law to any other or additional remedy or relief, it is agreed that either Yeda or the Company may terminate this Agreement and the Licence

[***]	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the Securities and Exchange Commission.

hereunder by serving a written notice to that effect on the other upon or after: (i) the commitment of a material breach hereof by the other party, which material breach cannot be cured or, if curable, which has not been cured by the party in breach within 21 (twenty-one) days (or, in the case of failure by the Company to pay any amount due from the Company to Yeda pursuant to or in connection with this Agreement on or before the due date of payment, 10 (ten) days) after receipt of a written notice from the other party in respect of such breach, or (ii) the granting of a winding-up order in respect of the other party, or upon an order being granted against the other party for the appointment of a receiver, or if such other party passes a resolution for its voluntary winding-up, or if a temporary or permanent liquidator or receiver is appointed in respect of such other party, or if a temporary or permanent attachment order is granted on such other party’s assets, or a substantial portion thereof, or if such other party shall seek protection under any laws or regulations, the effect of which is to suspend or impair the rights of any or all of its creditors, or to impose a moratorium on such creditors, or if anything analogous to any of the aforegoing in this clause 13.3(ii) above under the laws of any jurisdiction occurs in respect of such other party; provided that in the case that any such order or act is initiated by any third party, the right of termination shall apply only if such order or act as aforesaid is not cancelled within 60 (sixty) days of the grant of such order or the performance of such act.
13.4.	Any amount payable hereunder by one of the parties to the other, that has not been paid by its due date of payment, shall bear interest from its due date of payment until the date of actual payment, at the rate of [***]per month and pro rata for part of a month.

13.5.	Upon the termination of this Agreement for whatever reason (other than the passage of time), all rights in and to the Licensed Information and the Patents shall revert to Yeda and the Company shall not be entitled to make any further use thereof and the Company shall deliver to Yeda all drawings, plans, diagrams, specifications, other documentation, models or any other physical matter in the Company’s possession in any way containing, representing or embodying the Licensed Information; and (ii) the Company shall grant to Yeda a non-exclusive, irrevocable, perpetual, worldwide licence, with the right to sublicense (subject to the provisions of clause 13.7 below), in respect of the Development Results. In this clause 13.5, the term “the Development Results” shall mean any invention, product, material, method, process, technique, know-how, data, information or other result which does

[***]	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the Securities and Exchange Commission.

not form part of the Licensed Information, discovered or occurring in the course of or arising from the performance by the Company of the development work pursuant to clause 8 above, including any regulatory filing or approval, filed or obtained by the Company in respect of the Products, all communications with the regulatory authorities, the drug master file and any data, information or document covered by data protection or data exclusivity.
13.6.	The termination of this Agreement for any reason shall not relieve the Company or Yeda of any obligations which shall have accrued prior to such termination.

13.7.	In the event that this Agreement shall be terminated, other than by way of termination by Yeda pursuant to clause 13.2.2 or 13.3 above, and that, subject to the Magneton Directive and/or the directives of the OCS, at any time within 5 (five) years following such termination, Yeda shall grant to a third party a licence in respect of the Development Results or any part thereof (alone or together with any part of the Licensed Information) and Yeda shall receive in respect of such licence consideration, then Yeda shall pay to the Company [***]of the Net Proceeds actually received by Yeda in respect of such a licence, provided however that Yeda shall be entitled to set off against such amounts sums owed or which become owed by the Company to Yeda, until such time as the Company shall have received an amount equal to [***] of the Company’s direct expenditure incurred in respect of the process of obtaining the Development Results (excluding any Magneton or other OCS or other non-commercial funding), as confirmed in writing by the Company’s independent accountants. Yeda shall pay to the Company amounts, if any, payable under this clause 13.7 above, within 90 (ninety) days of receipt of the relevant Net Proceeds.

For the purpose of this clause 13.7, “Net Proceeds” means royalties and all other monetary consideration actually received by Yeda in respect of such licence (excluding funds for research and/or development at the Institute or payments for the supply of services) after deduction of all costs, fees and expenses incurred by Yeda in connection with such licence (including, without limitation, patent related costs, and all attorneys fees and expenses and other costs and expenses in connection with the negotiation, conclusion and administration of such licence).

13.8	For the avoidance of doubt, it is hereby agreed that following the expiry of the Licence in any country pursuant to clause 7.3 above,

[***]	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the Securities and Exchange Commission.

the Company and its Sublicensees shall be entitled to continue to produce, manufacture, use, market, distribute and/or sell Products in the said country without having to pay royalties or any other consideration to Yeda in respect of such activities subsequent to such expiry date.
14.	NOTICES

Any notice or other communication required to be given by one party to the other under this Agreement shall be in writing and shall be deemed to have been served: (i) if personally delivered, when actually delivered; or (ii) if sent by facsimile, the next business day after receipt of confirmation of transmission; or (iii) 10 (ten) days after being mailed by certified or registered mail, postage prepaid (for the purposes of proving such service—it being sufficient to prove that such notice was properly addressed and posted) to the respective addresses of the parties set out below, or to such other address or addresses as any of the parties hereto may from time to time in writing designate to the other party hereto pursuant to this clause 14:

14.1.	to Yeda at:	P.O. Box 95
Rehovot 76100
Attention: the CEO
Facsimile: (08) 9470739

14.2.	to the Company at:	2 Snunit St, Science Park
P.O. Box 455
Carmiel 20100
Attention: the CEO
Facsimile: (04) 988 9489
15.	VALUE ADDED TAX

The Company shall pay to Yeda all amounts of Value Added Tax imposed on Yeda in connection with the transactions under this Agreement. All amounts referred to in this Agreement shall be exclusive of Value Added Tax.

16.	GOVERNING LAW AND JURISDICTION

This Agreement shall be governed in all respects by the laws of Israel and the parties hereby submit to the exclusive jurisdiction of the competent Israeli courts, except that Yeda may bring suit against the Company in any other jurisdiction outside Israel in which the Company has assets or a place of business.

17.	MISCELLANEOUS
17.1.	The headings in this Agreement are intended solely for convenience or reference and shall be given no effect in the interpretation of this Agreement.

17.2.	This Agreement constitutes the entire agreement between the parties hereto in respect of the subject-matter hereof, and supersedes all prior agreements or understandings between the parties relating to the subject-matter hereof (including the Memorandum of Understanding between Yeda and the Company dated 29 November 2005) and, subject to clause 13.2.1(i) above, this Agreement may be amended only by a written document signed by both parties hereto. No party has, in entering into this Agreement, relied on any warranty, representation or undertaking, except as may be expressly set out herein.

17.3.	This Agreement may be executed in any number of counterparts (including counterparts transmitted by telecopier or fax), each of which shall be deemed to be an original, but all of which taken together shall be deemed to constitute one and the same instrument.

17.4.	No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party’s rights under such provisions at any other time or a waiver of such party’s rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party hereto shall constitute a waiver of the former party’s rights to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

17.5.	If any provision of this Agreement is held to be unenforceable under applicable law, then such provision shall be modified as set out below and the balance of this Agreement shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms. The parties shall negotiate in good faith in order to agree on the terms of an alternative provision which complies with applicable law and achieves, to the greatest extent possible, the same effect as would have been achieved by the invalid or unenforceable provision.

17.6.	Nothing contained in this Agreement shall be construed to place the parties in a relationship of partners or parties to a joint venture or to constitute either party an agent, employee or a legal representative of the other party and neither party shall have power or authority to act on behalf of the other party or to bind the other party in any manner whatsoever.

17.7.	All payments to be made to Yeda hereunder shall be made in US Dollars (save that payments received by the Company in New Israeli Sheqels may be made in that currency) by banker’s cheque or by bank transfer to Yeda’s bank account, the details of which are as follows: Bank Hapoalim B.M. Rehovot branch #615, account no. [***]; swift: [***].

17.8.	All payments to be made to Yeda hereunder shall be made free and clear of, and without any deduction for or on account of, any set-off, counterclaim or tax (except any deductions that the Company is required to make from the payments to be made to Yeda on account of income tax, tax on profit or any other taxes of a similar nature imposed on Yeda by law, (“withholding tax”), provided that: (a) the Company shall immediately notify Yeda of such requirement and the Company shall deduct the withholding tax from the payments referred to above, as prescribed by applicable law, and pay such withholding tax to the tax authorities, unless Yeda provides the Company with evidence of an exemption from such tax; and (b) any such deduction (if any) made by the Company does not exceed the minimum amount legally required and is supported by an official receipt of the applicable taxation authority for all amounts deducted as aforesaid).

17.9.	Each party agrees to execute, acknowledge and deliver such further documents and instruments and do any other acts, from time to time, as may be reasonably necessary, to effectuate the purposes of this Agreement.

17.10.	None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any person who is not a party to this Agreement, save for clauses 10 and 12 above.
IN WITNESS WHEREOF the parties hereto have set their signatures as of this 15 day of March 2006.
for      YEDA RESEARCH AND                     for      PROTALIX

[***]	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the Securities and Exchange Commission.

DEVELOPMENT COMPANY LIMITED		BIOTHERAPEUTICS LIMITED

Signature:	/s/ Illegible	Signature:	/s/ David Aviezer

Name		Name:

Title		Title:

Date:		Date:

APPENDIX A
The Existing Patent Applications
[***]

[***]	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the Securities and Exchange Commission.

APPENDIX B
The Know-How
[***]

[***]	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the Securities and Exchange Commission.

APPENDIX C
The Research Program
[***]

[***]	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the Securities and Exchange Commission.

APPENDIX D
The Research Budget
[***]

[***]	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the Securities and Exchange Commission.

APPENDIX E
The Magneton Approval
[***]

[***]	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the Securities and Exchange Commission.

APPENDIX F
Specimen Material Transfer Agreement
Date:

(the “RECIPIENT”)
Dear Sir/Madam,
Further to the RECIPIENT’s request to receive                                                               , (the Material and any fragment, derivative, progeny and modifications thereof shall hereinafter be termed the “MATERIAL”) from Professor                     , (the “SCIENTIST”) for the purpose of:                                                                                    (the “RESEARCH”), as more fully described in Annex A attached hereto, please be advised that as the rights and title in and to the Material vest in the Weizmann Institute of Science (the “PROVIDER”) and thus constitute a valuable asset of the PROVIDER, the PROVIDER requires that the Material shall be provided to you under the following terms:
1.	The RECIPIENT agrees that the MATERIAL:

1.1.	is to be used solely for the purpose of the RESEARCH ;

1.2.	will not be used for any commercial purposes;

1.3.	will not be used in human subjects, in clinical trials, or for diagnostic purposes involving human subjects.

1.4.	is to be used only at the RECIPIENT organization and only in. ’s laboratory (the “RECIPIENT SCIENTIST”) under the direction of RECIPIENT SCIENTIST or others working under his/her direct supervision; and

1.5.	will not be transferred to anyone else including within the RECIPIENT organization at (please complete address) without the prior written consent of the PROVIDER.

2.	The RECIPIENT acknowledges that the MATERIAL is or may be the subject of a patent application. No expressed or implied licenses or other rights are provided to the RECIPIENT under any patents, patent applications, trade secrets or other proprietary rights of the PROVIDER, including any altered forms of the MATERIAL made by the PROVIDER. In particular, no expressed or implied licenses or other rights are provided to use the MATERIAL, or any related patents of the PROVIDER for COMMERCIAL PURPOSES.
3.	Any MATERIAL delivered pursuant to this Agreement is understood to be experimental in nature and may have hazardous properties. The PROVIDER MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED. WITHOUT DEROGATING FROM THE AFOREMENTIONED, THERE ARE NO EXPRESSED OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE MATERIAL WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS.

4.	The RECIPIENT assumes all liability for damages which may arise from its use, storage or disposal of the MATERIAL. The Scientist, the PROVIDER and any of its employees will not be liable to the RECIPIENT for any loss, claim or demand made by the RECIPIENT, or made against the RECIPIENT by any other party, due to or arising from the use of the MATERIAL by the RECIPIENT.

5.	The RECIPIENT agrees to use the MATERIAL in compliance with all applicable statutes, laws, treaties, regulations and guidelines such as, for example, those relating to research involving the use of animals or recombinant DNA.

6.	This Agreement will terminate on the earliest of the following dates: (a) on completion of the RECIPIENT’s Research with the MATERIAL, or (b) on thirty (30) days written notice by either party to the other.

6.1.	If termination should occur under clause 6 above, the RECIPIENT will discontinue its use of the MATERIAL and will, upon direction of the PROVIDER, return or destroy any remaining MATERIAL.

7.	The RECIPIENT obligates to treat in confidence any information related to the Material including RESEARCH results, except for information the RECIPIENT can prove was previously known to him or that is or becomes publicly available not as a result of a breach of this Agreement. Any disclosure of such confidential information shall be presented for the Scientist’s approval, at least 30 (thirty) days prior to the proposed disclosure.

8.	Paragraphs 2, 3, 4, 7, 10 and 11 shall survive termination.

9.	The RECIPIENT shall provide the PROVIDER with the results of the RESEARCH.

10.	EITHER: [Should any useful invention, or application arise as a result of the performance of the RESEARCH, RECIPIENT hereby agrees to inform the undersigned, and the right and title to such invention or application shall vest in Yeda Research and Development Company Ltd. (“YEDA”), the PROVIDER’s technology transfer office. The RECIPIENT undertakes, upon YEDA’s request from time to time, to execute and deliver to YEDA all documents, including, without limitation, instruments of conveyance, transfer, assignment and confirmation and to take such other steps and render such assistance as YEDA may deem necessary, in order effectively to transfer, assign, convey, vest and confirm in and to YEDA the ownership of such invention.]

OR: [The Weizmann Institute, or any of its designees, is hereby granted an option to obtain a worldwide, exclusive, royalty-bearing license, with the right to grant sublicenses, of any patentable invention arising from the Research outside the scope of the Material. Such license shall include terms and conditions to be negotiated in good faith between your institution and the Institute.]

11.	In the event that RECIPIENT conceives an invention related to the MATERIAL in the course of activities that are in breach of RECIPIENT’s obligations under this Agreement, YEDA shall be the sole and exclusive owner of such invention and all intellectual property rights therein, and RECIPIENT shall execute and deliver any documents of assignment or conveyance to effectuate the ownership rights of YEDA in such invention and related intellectual property rights.

12.	The PROVIDER shall be given advance notice of any intent to publish any information relating to the results of the RESEARCH, not being in the public domain, and shall be furnished with a copy of the contemplated publication at least 30 days before making any such disclosure, in order to allow YEDA to evaluate patent protection in respect thereof and implement a decision to file a patent application. The RECIPIENT agrees to provide appropriate acknowledgment of the source of the MATERIAL in all written and oral publications.

13.	RECIPIENT shall pay stamp duty as required by law.
Please indicate the RECIPIENT’s acceptance of the above terms by signing and returning one copy of this letter to the undersigned.
Sincerely yours,
Prof.

Agreed and accepted:

Recipient Scientist’s Name:	Recipient’s Name:

Authorized Person’s Name and Title:
Signature:

Signature and Date:
Date:

For queries, please contact: Ann Dvorin
e-mail: annie.dvorin@weizmann.ac.il
Tel: 972 8 9344093
Fax: 972 8 9470739
cc: Yeda Research and Development Co. Ltd. at the Weizmann Institute of Science.
ANNEX A
The Research

APPENDIX G
Approved Form of Disclosure

APPENDIX H
Specimen Non-Disclosure Agreement
Effective as of                     , 200
BETWEEN

(“Recipient”)
and
YEDA RESEARCH AND DEVELOPMENT CO. LTD.,
at the Weizmann Institute of Science, Rehovot, Israel
(“YEDA”).
Recipient is interested in obtaining information from YEDA relating to [Enter technology name] (Yeda’s Ref.: [Enter technology Number]) including {patents [Enter connected patent title/s and numbers]}, {patent applications [Enter connected patent title and application number)} (Yeda’s docket/s no. [Enter Yeda patent code] (“the Confidential Information”), for the sole purpose of studying the Confidential Information internally in order to [chose the relevant option:] [1. evaluate a possible business transaction with Yeda] [2. consult Yeda regarding commercialization of the technology] [3. other] ; and
YEDA is entitled and willing to make the Confidential Information available to Recipient solely for the said purpose and under the terms and conditions hereinafter set forth:
1.	“Confidential Information” shall include any documents, patent applications, materials, models, marketing, financial and investment plans, contacts, advice, recommendations, drawings, plans, diagrams, specifications, technical material, techniques, compounds, compositions, substances, seeds or any other physical matter in any way containing, representing or embodying any of the aforegoing or any other information given, whether verbally, in written or other form, by or on behalf of YEDA to Recipient.

2.	Recipient undertakes to use the Confidential Information only for the purpose of this Agreement.

3.	Recipient undertakes to treat and maintain in strict confidence and secrecy, the Confidential Information including any aspect thereof that may have been disclosed prior to the signature hereof, and to make such information available only to those of its employees and/or consultants who need to have access to it for the purpose of this

Agreement, provided that such employees and/or consultants are bound by a confidentiality undertaking not less stringent than this Agreement.
4.	Recipient’s undertakings and obligations under clause 3 above shall not apply to any part of the Confidential Information for which the Recipient proves:
4.1.	that it was known to Recipient prior to disclosure thereof by YEDA;

4.2.	that it was generally available to the public prior to disclosure by YEDA, or becomes generally available to the public after such disclosure (other than as a result of the breach by the Recipient of its obligations hereunder).
5.	This Agreement shall not by implication or otherwise be construed as a grant of a license or as an obligation to grant a license or any other right to the Recipient.

6.	No warranty of any kind is being provided with respect to the Confidential Information including any warranty of accuracy, completeness and/or non-infringement.

7.	This Agreement shall be terminated upon the expiry of the earlier of:
7.1.	12 months from the effective date of this Agreement; or

7.2.	Receipt of 14 days’ written notice by YEDA to Recipient, at any time.

Upon termination, Recipient will cease all study, evaluation or other examination of YEDA’s Confidential Information and the Confidential Information shall be returned to YEDA or destroyed upon YEDA’s request.
8.	Notwithstanding termination of this Agreement Recipient’s confidentiality obligations under this Agreement will continue for 5 years from the date of disclosure of the Confidential Information.

9.	The rights of the parties shall inure to, and the obligations hereunder shall be binding on the legal successors and assigns of the parties to this Agreement.

10.	The law of Israel shall govern this Agreement for all purposes excluding the choice of law provisions.

11.	All notices or demands of any kind which either party may be required or desire to serve upon the other shall be in writing and shall be delivered by (i) personal service, or (ii) by mail at the address of the receiving party set forth above (or at such different address as may be designated by such party by written notice to the other party) and by fax.

12.	This Agreement contains the entire agreement of the parties relating to its subject matter and supersedes all prior or contemporaneous oral or written agreements.

13.	This Agreement may not be amended except by mutual written agreement of the parties.

Protalix Biotherapeutics Ltd.	Yeda Research and Development Co. Ltd.

Signature:	Signature:

Name:	Name:

Position:	Position:

Date:	Date: